Exhibit 99.1

                         Advanced BioPhotonics Partners
                 with The Investor Relations Group of New York


    BOHEMIA, N.Y.--(BUSINESS WIRE)--Feb. 16, 2006--Advanced BioPhotonics Inc. (OTCBB:ABPH), a leading developer of medical imaging applications for disease detection, disease management and drug discovery applications, has contracted The Investor Relations Group ("IRG") of New York City to serve as its new financial relations and corporate communications company.
    The Investor Relations Group will strive to increase investor awareness of Advanced BioPhotonics within the U.S. market by introducing the Company and its management to pre-qualified fund managers.
    Denis O'Connor, President and CEO of Advanced BioPhotonics, said, "The Investor Relations Group has an impressive track record of cultivating long-term relationships with premier fund managers. The time has come for us to broaden our existing investor base and increase awareness of our Company by incorporating a more affirmative outreach program."
    Advanced BioPhotonics's lead product, the BioScanIR(R) System, has the ability to detect minute changes in blood perfusion for the purpose of improving disease detection, enhancing clinical decision-making and improving therapy management in a vast number of medical applications. The System's highly advanced technology is a direct result of military and aerospace research originally developed for the Department of Defense's Ballistic Missile Defense Initiative, or "Star Wars" Program. It is 50 times more sensitive than previously available infrared detectors and can collect data 10 times faster. In addition, Advanced BioPhotonics has developed sophisticated processes and algorithms, known as DIRI(R), to optimize the use of this technology in medical applications.
    In the future, all investor and media inquiries relating to Advanced BioPhotonics should be directed to Erika Moran at The Investor Relations Group, New York, N.Y., Telephone: 212.825.3210 or
Fax: 212.825.3229.

    About The Investor Relations Group

    The Investor Relations Group, Inc., (IRG) founded in 1996, represents select publicly traded companies, with a unique specialization for assisting those in the small-cap sector. IRG arranges one-on-one meetings for its portfolio companies with pre-qualified money managers handling investment portfolios that range from $10 million to $10 billion+ selected from its proprietary contact base of over 33,000 qualified fund managers who have an investing history in small cap stocks. IRG is a full-service corporate communications company offering services for its portfolio companies that include writing all press releases and shareholder communications and serving as primary contact for the investing community. IRG also houses a full-service public relations arm that specializes in building awareness of its companies within the financial and trade media, as well as the public at large. For further information, please visit the company's website at www.investorrelationsgroup.com.

    About Advanced BioPhotonics

    Advanced BioPhotonics Inc. (OTCBB:ABPH), headquartered in Bohemia, New York, is a leading developer of functional medical imaging applications using advanced infrared technology for the observation and measurement of changes of photonic activity within tissue. Advanced BioPhotonics provides imaging technology for clinicians and researchers for, disease detection, disease management and drug discovery applications.
    Advanced BioPhotonics's mission is to improve the quality and cost-effectiveness of healthcare services and research through identifying, acquiring and adapting high-resolution infrared technology for biomedical applications. For more information about the Company and its technology, please visit http://www.advancedbp.com/.

    This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, the ability of the Company to develop effective new products and receive governmental approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


    CONTACT: Erika Moran at The Investor Relations Group, 212-825-3210
             Fax: 212-825-3229